                                                                   Exhibit 10.23

                                                               EXECUTION VERSION

                             AMENDMENT NO. 1 TO THE
                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

                                                   Dated as of December 11, 2006

          AMENDMENT NO. 1 TO THE AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT by and among GATX FINANCIAL CORPORATION, a Delaware corporation (the "Borrower), the banks, financial institutions and other institutional lenders (the "Initial Lenders") each parties to the Credit Agreement referred to below, GATX Corporation, a New York Corporation (the "Guarantor"), CITIGROUP GLOBAL MARKETS INC., as sole lead arranger and book manager, JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as co-syndication agents, CALYON NEW YORK BRANCH and LASALLE BANK, NATIONAL ASSOCIATION, as co-documentation agents, and CITICORP USA, INC. ("CUSA"), as administrative agent (the "Agent") for the Lenders, agree as follows:

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Five Year Credit Agreement dated as of June 27, 2005 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment (the "Amendment") have the same meanings as specified in the Credit Agreement.

          (2) The Borrower has requested changes and modifications to the Credit Agreement as hereinafter set forth; the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended in its entirety to read in full as set forth in Annex A hereto. By execution of this Amendment, the Guarantor agrees to be bound by the terms of the Credit Agreement, as amended hereby, the same as if the Guarantor were an actual signatory thereto.

          SECTION 2. Conditions of Effectiveness. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement. This Amendment shall become effective as of the date first above written (the "Amendment Effective Date") when and only when, on or before the Amendment Effective Date the Agent shall have received:

          (a) Counterparts of this Amendment executed by the Borrower, the Guarantor and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment.

          (b) Certified copies of (i) the resolutions of the Board of Directors or the Executive Committee of the Guarantor evidencing approval of this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

          (c) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor certifying the names and true signatures of the respective officers of the Borrower and the Guarantor authorized to sign this Amendment.

          (d) A certificate signed by a duly authorized officer of the Guarantor, dated the Amendment Effective Date, stating that:

          (i) The representations and warranties contained in Section 4.01 of the Credit Agreement, as amended hereby, are correct on and as of the Amendment Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default.

          (e) A favorable opinion of John H. Bomgardner, assistant general counsel for the Guarantor, in substantially the form of Exhibit D to the Credit Agreement, and as to such other matters as any Lender through the Agent may reasonably request.

          SECTION 3. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in (i) the Notes and (ii) each of the other documents entered into in connection with the Transactions, to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          SECTION 4. Costs, Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

          SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        GATX FINANCIAL CORPORATION


                                        By /s/ William J. Hasek
                                           -------------------------------------
                                        Title: Vice President and Treasurer


                                        GATX CORPORATION


                                        By /s/ William J. Hasek
                                           -------------------------------------
                                        Title: Vice President and Treasurer


                                        CITICORP USA, INC.,
                                        as Administrative Agent and Lender


                                        By /s/ Anish M. Shah
                                           -------------------------------------
                                        Title: Vice President


                              Co-Syndication Agents

                                        JPMORGAN CHASE BANK, N.A.


                                        By /s/ Matthew H. Massie
                                           -------------------------------------
                                        Title: Managing Director


                                        BANK OF AMERICA, N.A.


                                        By /s/ Andrew Bunton
                                           -------------------------------------
                                        Title: Vice President


                             Co-Documentation Agents

                                        CALYON NEW YORK BRANCH


                                        By /s/ Brian Bolotin
                                           -------------------------------------
                                        Title: Managing Director


                                        By /s/ Angel Naranjo
                                           -------------------------------------
                                        Title: Director


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By /s/ Joanna Gregory
                                           -------------------------------------
                                        Title: Vice President

                                    Co-Agents

                                        BAYERISCHE LANDESBANK


                                        By /s/ Catherine Schilling
                                           -------------------------------------
                                        Title: Vice President


                                        By /s/ Donna M. Quilty
                                           -------------------------------------
                                        Title: Vice President


                                        BMO CAPITAL MARKETS FINANCING INC.
                                        (formerly known as Harris Nesbitt
                                        Financing Inc)


                                        By /s/ Pamela Schwartz
                                           -------------------------------------
                                        Title: Vice President


                                        KEYBANK NATIONAL ASSOCIATION


                                        By /s/ Frank J. Jancar
                                           -------------------------------------
                                        Title: Vice President


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By /s/ Nicole J. Berthold
                                           -------------------------------------
                                        Title: Senior Vice President


                                     Lenders

                                        PNC BANK, N.A.

                                        By /s/ Louis K. McLinden
                                           -------------------------------------
                                        Title: Vice President


                                        MIZUHO CORPORATE BANK, LTD.


                                        By /s/ Robert Gallagher
                                           -------------------------------------
                                        Title: Senior Vice President


                                        NORDDEUTSCHELANDESBANKGIROZENTRALE


                                        By /s/ Josef Haas
                                           -------------------------------------
                                        Title: Vice President


                                        By /s/ Jutta Gieseler
                                           -------------------------------------
                                        Title: Assistant Treasurer


                                        THE BANK OF NEW YORK


                                        By /s/ Mark O'Connor
                                           -------------------------------------
                                        Title: Vice President

                                                                         ANNEX A

                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

                            Dated as of June 27, 2005

                       As amended as of December 11, 2006

                                      Among

                           GATX FINANCIAL CORPORATION
                                   as Borrower

                                GATX CORPORATION
                                  as Guarantor

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                        As Lead Arranger and Book Manager

                                       and

                            JPMORGAN CHASE BANK, N.A.

                                       and

                              BANK OF AMERICA, N.A.
                            as Co-Syndication Agents

                                       and

                             CALYON NEW YORK BRANCH

                                       and

                       LASALLE BANK, NATIONAL ASSOCIATION

                           as Co-Documentation Agents

                                TABLE OF CONTENTS

ARTICLE I
   SECTION 1.01. Certain Defined Terms                                         5
   SECTION 1.02. Computation of Time Periods                                  16
   SECTION 1.03. Accounting Terms                                             16

ARTICLE II
   SECTION 2.01. The Advances and Letters of Credit                           16
   SECTION 2.02. Making the Advances                                          17
   SECTION 2.03. Issuance of and Drawings and Reimbursement Under
                    Letters of Credit                                         19
   SECTION 2.04. Fees                                                         20
   SECTION 2.05. Optional Termination or Reduction of the Commitments         20
   SECTION 2.06. Repayment                                                    20
   SECTION 2.07. Interest on Advances                                         21
   SECTION 2.08. Interest Rate Determination                                  22
   SECTION 2.09. Optional Conversion of Advances                              23
   SECTION 2.10. Prepayments of Advances                                      23
   SECTION 2.11. Increased Costs                                              23
   SECTION 2.12. Illegality                                                   24
   SECTION 2.13. Payments and Computations                                    24
   SECTION 2.14. Taxes                                                        25
   SECTION 2.15. Sharing of Payments, Etc.                                    26
   SECTION 2.16. Evidence of Debt                                             26
   SECTION 2.17. Use of Proceeds                                              27
   SECTION 2.18. Increase in the Aggregate Commitments                        27

ARTICLE III
   SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01        28

   SECTION 3.03. Conditions Precedent to Each Borrowing, Commitment
                    Increase and Issuance.                                    29
   SECTION 3.03. Determinations Under Section 3.01                            29

ARTICLE IV
   SECTION 4.01. Representations and Warranties                               29

ARTICLE V
   SECTION 5.01. Affirmative Covenants                                        31
   SECTION 5.02. Negative Covenants                                           33
   SECTION 5.03. Financial Covenants                                          35

ARTICLE VI
   SECTION 6.01. Events of Default                                            36
   SECTION 6.02. Actions in Respect of the Letters of Credit upon Default     38

ARTICLE VII
   SECTION 7.01. Guaranty                                                     34
   SECTION 7.02. Guaranty Absolute                                            34
   SECTION 7.03. Waivers and Acknowledgments                                  35
   SECTION 7.04. Subrogation                                                  35
   SECTION 7.05. Continuing Guaranty; Assignments                             36

ARTICLE VIII
   SECTION 8.01. Authorization and Action                                     40
   SECTION 8.02. Agent's Reliance, Etc.                                       41
   SECTION 8.03. CUSA and Affiliates                                          41
   SECTION 8.04. Lender Credit Decision                                       41
   SECTION 8.05. Indemnification                                              41
   SECTION 8.06. Successor Agent                                              42
   SECTION 8.07. Other Agents.                                                42

ARTICLE IX
   SECTION 9.01. Amendments, Etc.                                             43

   SECTION 9.02. Notices, Etc.                                                43
   SECTION 9.03. No Waiver; Remedies                                          44
   SECTION 9.04. Costs and Expenses                                           44
   SECTION 9.05. Right of Set-off                                             45
   SECTION 9.06. Binding Effect                                               45
   SECTION 9.07. Assignments and Participations                               45
   SECTION 9.08. Confidentiality                                              47
   SECTION 9.09. Governing Law                                                47
   SECTION 9.10. Execution in Counterparts                                    47
   SECTION 9.11. Jurisdiction, Etc.                                           47
   SECTION 9.12. No Liability of the Issuing Banks                            48
   SECTION 9.13. Patriot Act                                                  48
   SECTION 9.14. Waiver of Jury Trial                                         49

Schedules

Schedule I - List of Applicable Lending Offices

Exhibits

Exhibit A - Form of Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Assignment and Acceptance
Exhibit D - Form of Opinion of Counsel for the Borrower

                 AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

                            Dated as of June 27, 2005

                       As amended as of December 11, 2006

          GATX FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), GATX Corporation, a New York corporation (the "Guarantor"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and initial issuing banks (the "Initial Issuing Banks") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as sole lead arranger and book manager, JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as co-syndication agents, CALYON NEW YORK BRANCH and LASALLE BANK, NATIONAL ASSOCIATION, as co-documentation agents, and CITICORP USA, INC. ("CUSA"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

          PRELIMINARY STATEMENTS.

               (1) The Borrower, the lenders parties thereto and CUSA, as agent, were parties to that certain Five Year Credit Agreement dated as of May 18, 2004, which was amended and restated as of June 27, 2005 (the "Existing Credit Agreement").

               (2) The Borrower, the Guarantor, certain lenders party thereto and the Agent entered into that certain Amendment No. 1 to the Amended and Restated Five Year Credit Agreement dated as of December 11, 2006 (the "Amendment"), pursuant to which the parties agreed, subject to the satisfaction of the conditions set forth in Section 2 of the Amendment, to amend the Existing Credit Agreement to read as herein set forth.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means a Revolving Credit Advance or a Swing Line Advance.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means as of any date, for Base Rate Advances under any Facility, a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances under such Facility less 1.00% (but not less that 0.00%) and, for Eurodollar Rate Advances, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating     Applicable Margin for
    S&P/Moody's      Eurodollar Rate Advances
------------------   ------------------------
Level 1
A- / A3 or above              0.310%

Level 2
BBB+ / Baa1                   0.400%

Level 3
BBB / Baa2                    0.500%

Level 4
BBB- / Baa3                   0.600%

Level 5
BB+ / Ba1                     0.800%

Level 6
Lower than Level 5            1.075%

          "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating   Applicable
    S&P/Moody's      Percentage
------------------   ----------
Level 1
A- / A3 or above       0.090%

Level 2
BBB+ / Baa1            0.100%

Level 3
BBB / Baa2             0.125%

Level 4
BBB- / Baa3            0.150%

Level 5
BB+ / Ba1              0.200%

Level 6
Lower than Level 5     0.300%

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Assuming Lender" has the meaning specified in Section 2.18(b).

          "Assumption Agreement" has the meaning specified in Section
     2.18(c)(ii).

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower Information" has the meaning specified in Section 9.08.

          "Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing.

          "Business Day" means a day of the year other than Saturday or Sunday or a day on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on June 27,
     2005), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Guarantor; or (b) for the period of 12 consecutive months, a majority of the Board of Directors of the Guarantor shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or (c) the Borrower shall no longer be wholly owned by the Guarantor (unless the Borrower and the Guarantor merge).

          "Citibank" means Citibank, N.A.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Commitment" means a Revolving Credit Commitment, a Letter of Credit Commitment or a Swing Line Commitment.

          "Commitment Date" has the meaning specified in Section 2.18(b).

          "Commitment Increase" has the meaning specified in Section 2.18(a).

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Litigation" means litigation disclosed in any filing made by the Guarantor or any of its Subsidiaries prior to December 11, 2006 pursuant to the Securities and Exchange Act of 1934, as amended.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Effective Date" has the meaning specified in Section 3.01, which is June 27, 2005.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender that is in the business of making and/or buying loans of the type described therein; and (iii) any other Person approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Borrower, such approvals not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Guarantor or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
     (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Guarantor or the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
     Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Guarantor, the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Guarantor, the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
     (f) the incurrence by the Guarantor, the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Guarantor, the Borrower or any ERISA Affiliate of any notice, or the receipt by any

     Multiemployer Plan from the Guarantor, the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excluded Taxes" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Lender or such other recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.07(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

          "Facility" means the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Guarantor.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "GAAP" has the meaning specified in Section 1.03.

          "GARC" means a special purpose subsidiary, owned, directly or indirectly, by the Borrower, and organized for the purposes of (i) entering into one or more financings of equipment and related leases, (ii) subleasing of equipment pursuant to subleases and (iii) engaging in such other activities as are necessary, convenient or incidental thereto. Each GARC shall be formed in a manner so that in the event of a bankruptcy of the Borrower or any of its non-GARC subsidiaries, the assets and liabilities of such GARC will not be consolidated with the assets and liabilities of the Borrower or any of such subsidiaries.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guaranteed Parties" or "Guaranteed Party" means the Agent and the Lenders together or individually.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Increase Date" has the meaning specified in Section 2.18(a).

          "Increasing Lender" has the meaning specified in Section 2.18(b).

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided, however, that "Indebtedness" shall not include (x) Secured Nonrecourse Obligations and (y) nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with GAAP.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Information Memorandum" means the information memorandum dated June, 2005 used by the Agent in connection with the syndication of the Commitments.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three weeks or one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period that ends after the Termination Date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Issuing Bank" means an Initial Issuing Bank, an Assuming Lender or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as the Initial Issuing Bank, Assuming Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

          "L/C Related Documents" has the meaning specified in Section
     2.06(b)(i).

          "Lenders" means the Initial Lenders, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 9.07.

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to each Initial Issuing Bank, the amount set forth opposite the Initial Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Initial Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letters of Credit" has the meaning specified in Section 2.01(b).

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, other than an operating lease.

          "Loan Party" or "Loan Parties" means the Borrower and the Guarantor individually or together.

          "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations or properties of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Borrower or the Guarantor to perform any of their respective obligations under this Agreement (including the timely payment of all amounts due hereunder), (c) the rights of or benefits available to the Agent and the Lenders under this Agreement or (d) the validity or enforceability of this Agreement.

          "Material Indebtedness" means Indebtedness (other than the Advances), or obligations in respect of one or more Hedging Agreements, of any one or more of the Guarantor and its Subsidiaries in a principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Guarantor or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Guarantor or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" means each Subsidiary of the Borrower or the Guarantor that either (a) as of the end of the most recently completed fiscal year of the Borrower or the Guarantor for which audited financial statements are available, has assets that exceed 5% of the total consolidated balance sheet assets of the Borrower or the Guarantor and all their respective Subsidiaries, as of the last day of such period or (b) for the most recently completed fiscal year of the Borrower or the Guarantor for which audited financial statements are available, has revenues that exceed 10% of the consolidated revenue of the Borrower or the Guarantor and all of their respective Subsidiaries for such period. In any case, the Borrower shall constitute a Material Subsidiary of the Guarantor.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Worth" means, as at any date for any Person, the total stockholders' equity for such Person and its Subsidiaries (determined on a consolidated basis without duplication).

          "Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in
     Section 2.02(a).

          "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes or under ERISA in respect of contingent liabilities thereunder that are not yet due or are being contested in compliance with Section 5.01(d);

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
          Section 5.01(d);

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Guarantor or any of its Subsidiaries; and

               (f) banker's liens and rights of set-off;

          provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
     Section 412 of the Code or Section 302 of ERISA, and in respect of which the Guarantor, the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Ratable Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time and (b) such amount.

          "Reference Banks" means CUSA, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Calyon New York Branch or their successors.

          "Register" has the meaning specified in Section 9.07(d).

          "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Revolving Credit Commitments.

          "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Borrowing under Section 2.01(a) and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

          "Revolving Credit Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on Schedule I hereto as such Lender's "Revolving Credit Commitment", (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05.

          "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Secured Nonrecourse Obligations" means (i) secured obligations of a Loan Party taken on a consolidated basis where recourse of the payee of such obligations is expressly limited to an assigned lease or loan receivable and the property related thereto, (ii) debt of Single Transaction Subsidiaries or (iii) liabilities of a Loan Party taken on a consolidated basis to manufacturers of leased equipment where such liabilities are payable solely out of revenues derived from the leasing or sale of such equipment; excluding, however, nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with GAAP.

          "Single Transaction Subsidiary" means any Subsidiary whose assets consist solely of financing transactions and the proceeds thereof with one or more obligors where the obligations of such Subsidiary are not guaranteed by a Loan Party or any other Subsidiary and for which neither such Loan Party nor such other Subsidiary is liable.

          "subsidiary" means, with respect to any Person (the "Parent") at any date, any other Person that, as of such date, the accounts of which would be consolidated with those of the Parent in the Parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

          "Subsidiary" means any subsidiary of the Borrower or the Guarantor.

          "Swing Line Advance" means an advance made by any Swing Line Bank pursuant to Section 2.01(c) or any Lender pursuant to Section 2.02(b).

          "Swing Line Bank" means CUSA or its successors and assigns.

          "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank.

          "Swing Line Commitment" means with respect to any Swing Line Bank at any time the amount set forth opposite such Swing Line Bank's name on
     Schedule I hereto, as such amount may be reduced pursuant to Section 2.05.

          "Swing Line Facility" has the meaning specified in Section 2.01(c).

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Termination Date" means the earlier of (a) June 27, 2010 and (b) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05 or 6.01.

          "Transactions" means the execution, delivery and performance by the Borrower and the Guarantor of this Agreement, the Amendment, the borrowing of Advances, the issuance of Letters of Credit and the use of the proceeds thereof.

          "Unused Revolving Credit Commitment" means, with respect to each Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles of the United States consistent with those in effect on the date, and applied in the preparation, of the financial statements referred to in Section 4.01(d) ("GAAP").

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

          SECTION 2.01. The Advances and Letters of Credit. (a) Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount not to exceed at any time such Lender's Unused Revolving Credit Commitment. Each Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section
2.10 and reborrow under this Section 2.01(a).

          (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "Letter of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by each Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment at such time and (iii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Lenders at such time. Each Letter of Credit shall be for an amount of $40,000 or more. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (x) the date that is one year after the date of issuance thereof or (y) 10 Business Days prior to the Termination Date. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

          (c) The Swing Line Advances. Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $30,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Advance not to exceed the aggregate Unused Revolving Credit Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Within the limits referred to above, the Borrower may borrow under this Section 2.01(c), prepay pursuant to
Section 2.10 and reborrow under this Section 2.01(c).

          SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or Section 2.03(c), each Borrowing shall be made on notice, given not later than (x) 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 1:00 P.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Borrower's account as specified in writing by two Financial Officers of the Borrower; provided, however, that the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Banks and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Banks and such other Lenders for repayment of such Swing Line Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to each Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Lenders. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed at once in writing, or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fifth Business Day after the requested date of such Borrowing). Each Swing Line Bank shall, before 5:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Bank's ratable portion of such Swing Line Borrowing available (based on the respective Swing Line Commitments of the Swing Line Banks) to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Borrower's account as specified in writing by two Financial Officers of the Borrower. Upon written demand by any Swing Line Bank with a Swing Line Advance, with a copy of such demand to the Agent, each other Lender will purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by Swing Line Bank to any other Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrower. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business day.

          (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Borrowings.

          (d) Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits (including the Applicable Margin)), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing or Notice of Swing Line Borrowing for such Borrowing the applicable conditions set forth in
Article III.

          (e) Unless the Agent shall have received notice from a Lender or a Swing Line Bank prior to the time of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, that such Lender or Swing Line Bank will not make available to the Agent such Lender's or Swing Line Bank's ratable portion of such Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, the Agent may assume that such Lender or Swing Line Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02, as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender or Swing Line Bank shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender or Swing Line Bank, the Federal Funds Rate. If such Lender or Swing Line Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's or Swing Line Bank's Advance as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by it as part of any Borrowing shall not relieve any other Lender or Swing Line Bank of its obligation, if any, hereunder to make its Revolving Credit Advance or Swing Line Advance on the date of such Revolving Credit Borrowing or Swing Line Borrowing as the case may be, but no Lender or Swing Line Bank shall be responsible for the failure of any other Lender or Swing Line Bank to make the Revolving Credit Advance or Swing Line Advance to be made by such other Lender or Swing Line Bank on the date of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be.

          SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later one year after the issuance thereof), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower requesting such issuance at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the aggregate amount available to be drawn under such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to the operation of
Section 2.18, an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

          (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by any such Issuing Bank of a Revolving Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Revolving Credit Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Credit Advance to be funded by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first

Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Revolving Credit Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by it during the preceding month and drawings during such month under all Letters of Credit and
(ii) to the Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by it.

          (e) Failure to Make Revolving Credit Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on such date.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from June 27, 2005 in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date.

          (b) Letter of Credit Fees. (i) The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date, and after the Termination Date payable upon demand; provided that the Applicable Margin shall increase by 2% upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to Section 2.07(b).

          (ii) The Borrower shall pay to each Issuing Bank for its own account such reasonable and customary fronting, issuance, presentation, amendment and other processing fees as may from time to time be agreed in writing between the Borrower and such Issuing Bank.

          (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as have been agreed between the Borrower and the Agent.

          SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Revolving Credit Commitments, provided that each partial reduction (i) shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Revolving Credit Commitments.

          SECTION 2.06. Repayment. (a) Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

          (b) Letter of Credit Reimbursements. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument, in each case, relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          (c) Swing Line Advances. The Borrower shall repay to the Agent for the ratable account of the Swing Line Banks and each other Lender which has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made to it by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than five Business Days after the requested date of such Borrowing) and the Termination Date.

          SECTION 2.07. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of

     (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (iii) Swing Line Advances. A rate per annum equal at all times to the sum of (x) the Federal Funds Rate in effect from time to time plus (y) 0.50 % per annum plus (z) the Applicable Margin for Eurodollar Rate Advances in effect from time to time, payable in arrears the date such Swing Line Advance shall be paid in full

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender that is not paid when due, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

          SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any Eurodollar Rate Advances under any Facility, the Lenders owed at least 51% of the aggregate principal amount thereof notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into a Eurodollar Rate Borrowing having an Interest Period of one month.

          (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Revolving Credit Commitments and provided, further that for any Conversion of Eurodollar Rate Advances into Base Rate Advances made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Prepayments of Advances. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 1:00 P.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) each partial prepayment of Swing Line Advances shall in an aggregate principal amount of not less than $1,000,000 and
(z) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

          SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof and (iii) any such costs reflected in the Eurodollar Rate Reserve Percentage), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) Except to the extent reflected in the Eurodollar Rate Reserve Percentage, if any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or the issuance or maintenance of or participation in the Letters of Credit. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the change or circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change or circumstance giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance under the Facility under which such Lender has a Commitment will automatically, upon the last day of the applicable Interest Period or, if required by applicable law, immediately upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b)(ii), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on clause (i) of the definition of "Base Rate" shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          (e) If the Agent receives funds for application to the obligations hereunder under circumstances for which neither this Agreement nor the Borrower specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other obligations owed to such Lender, and for application to such principal installments, as the Agent shall direct.

          SECTION 2.14. Taxes. (a) Any and all payments by or an account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the applicable Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Each Foreign Lender will, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than (x) as payment of an Advance made by an Issuing Bank pursuant to the first sentence of
Section 2.03(c), (y) as a payment of a Swing Line Advance made by a Swing Line Bank that has not been participated to the other Lenders pursuant to Section 2.02(b) or (z) pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered provided further that, so long as the obligations under this Agreement and the Notes shall not have been accelerated, any excess payment received by any Lender shall be shared on a pro rata basis only with other Lenders. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender.

          (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries.

          SECTION 2.18. Increase in the Aggregate Revolving Credit Commitments.
(a) The Borrower may, not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $600,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

          (b) The Agent shall promptly notify the Lenders and such other Eligible Assignees as the Borrower may identify of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders and such Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") and each Eligible Assignee that is willing to participate in such requested Commitment Increase (each, an "Assuming Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to participate in such Commitment Increase; provided, however, that the Revolving Credit Commitment of each such Assuming Lender shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. If the Lenders and Assuming Lenders notify the Agent that they are willing to increase the amount of their respective Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders and Assuming Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Agent.

          (c) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Increasing Lenders and Assuming Lenders are willing to participate in the requested Commitment Increase. On each Increase Date, each Assuming Lender shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

          (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement,
     (B) an opinion of counsel for the Borrower (which may be in-house counsel), confirming the opinion delivered pursuant to Section 3.01(e)(iv), and (C) the written consent of the Guarantor approving the Commitment Increase;

          (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Borrower; and

          (iii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(c), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment

Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, as of the Increase Date, fund their respective Ratable Shares of each Revolving Credit Borrowing then outstanding, which funds the Agent shall distribute to the other Lenders to effect a funding of each such Borrowing by each of the Lenders (including the Increasing Lenders and the Assuming Lenders) ratably in accordance with their Ratable Shares after giving effect to the applicable Commitment Increase and, if the applicable Increase Date is not the last day of an Interest Period, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum, together with any update supplied by the Borrower to the Lenders, was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

          (b) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (c) The Borrower shall have paid all reasonable invoiced fees and expenses of the Agent and the Lenders (including the fees and expenses of counsel to the Agent).

          (d) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (e) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

          (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) A reasonably acceptable opinion of Ronald Ciancio, general counsel of the Borrower, substantially in the form of Exhibit D hereto.

          (v) A reasonably acceptable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Issuance. The obligation of each Lender and each Swing Line Bank to make an Advance (other than (x) a Swing Line Advance made by a Lender pursuant to Section 2.02(b) or (y) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing, each Commitment Increase and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, the applicable Increase Date or such issuance the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing, request for Commitment Increase or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing, shall constitute a representation and warranty by the Guarantor that on the date of such Borrowing, such Increase Date or such issuance such statements are true):

          (a) the representations and warranties contained in Section 4.01 (except the representations set forth in subsection (d)(ii) thereof and in subsection (f) thereof) are correct on and as of such date, before and after giving effect to such Borrowing, such Commitment Increase or such issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) no event has occurred and is continuing, or would result from such Borrowing, such Commitment Increase or such issuance or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties. The Guarantor represents and warrants as follows:

          (a) Organization; Powers. Each of the Guarantor and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (b) Authorization; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower. The Amendment has been duly executed and delivered by the Guarantor and the Borrower. This Agreement constitutes a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (c) Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Guarantor or any of its Subsidiaries or any order of any Governmental Authority,
(iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

          (d) Financial Condition; No Material Adverse Change. (i) The Guarantor has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 2005, reported on by Ernst & Young LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2006, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) above.

          (ii) Except for disclosures, if any, made in filings by the Guarantor prior to December 11, 2006 pursuant to the Securities and Exchange Act of 1934, as amended, since December 31, 2005, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries, taken as a whole.

          (e) Properties. (i) The Guarantor and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (ii) Each of the Guarantor and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Guarantor and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (f) Litigation and Environmental Matters. (i) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its Subsidiaries (A) which are likely, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Litigation) or (B) that involve this Agreement or the Transactions.

          (ii) Except for the Disclosed Litigation and except with respect to any other matters that, individually or in the aggregate, are not likely to result in a Material Adverse Effect, neither the Guarantor nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

          (iii) Since December 11, 2006, there has been no change in the status of the Disclosed Litigation that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          (g) Compliance with Laws and Agreements. Each of the Guarantor and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          (h) Investment Company Status. Neither the Guarantor nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          (i) Taxes. Each of the Guarantor and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          (j) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts: (i) did not exceed the fair market value of the assets of such Plan by an aggregate amount in excess of $25,000,000 or (ii) if such shortfall is in excess of such amount, such shortfall could not reasonably be expected to result in a Material Adverse Effect.

          (k) Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Guarantor to the Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information the Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.01. Affirmative Covenants. Until the Commitments and Letters of Credit have expired or been terminated and the principal of and interest on each Advance and all fees payable hereunder shall have been paid in full, the Guarantor covenants and agrees with the Lenders that:

          (a) Financial Statements and Other Information. Each of the Borrower and the Guarantor as required below will furnish to the Agent:

          (i) within 105 days after the end of each fiscal year of each Loan Party, such Loan Party's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a going "concern" or like qualification or exception and without any qualification or material exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Loan Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (the furnishing of such Loan Party's Form 10-K will satisfy the requirements of this Section 5.01(a)(i));

          (ii) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of each Loan Party, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Loan Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (the furnishing of such Loan Party's Form 10-Q will satisfy the requirements of this Section 5.01(a)(ii));

          (iii) concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Guarantor (A) certifying as to whether a Default has occurred since the delivery of the previous such certificate, or, with respect to the first such certificate, June 27, 2005 and, if such Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.02(a) and 5.03 and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.01(d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (iv) concurrently with any delivery of financial statements under clause (i) above, a certificate of the accounting firm that reported on such financial statements of the Guarantor stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (v) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other material information filed by the Borrower, the Guarantor or any Subsidiary, with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

          (vi) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of such Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

          (b) Notices of Material Events. The Guarantor will furnish to the Agent prompt written notice of the following:

          (i) the occurrence of any Default;

          (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that are likely to result in a Material Adverse Effect; and

          (iii) any other development that results in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          (c) Existence; Conduct of Business. The Guarantor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.02.(b).

          (d) Payment of Obligations. The Guarantor will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          (e) Maintenance of Properties; Insurance. The Guarantor will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, in each case, except to the extent that the failure to maintain any such insurance could not reasonably be expected to result in a Material Adverse Effect.

          (f) Books and Records; Inspection Rights. The Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Guarantor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice and (unless an Event of Default has occurred and is continuing, at the expense of the Agent or such Lender, as the case may be), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          (g) Compliance with Laws. The Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (h) Use of Proceeds. The proceeds of the Advances will be used only for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations U and X.

          SECTION 5.02. Negative Covenants. Until the Commitments and Letters of Credit have expired or terminated and the principal of and interest on each Advance and all fees payable hereunder have been paid in full the Guarantor covenants and agrees with the Lenders that:

          (a) Negative Pledge. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien in, of or on any property of the Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired, except:

          (i) Liens created for the benefit of the Lenders;

          (ii) Liens existing on December 11, 2006;

          (iii) Permitted Encumbrances;

          (iv) Liens on property of a Subsidiary of the Guarantor to secure only obligations owing to the Guarantor or another such Subsidiary or Liens on property of any Person which becomes a Subsidiary of the Guarantor after December 11, 2006, provided that such Liens are in existence at the time such Person becomes a Subsidiary of the Guarantor and were not created in anticipation thereof;

          (v) Liens upon real and/or tangible personal property acquired after December 11, 2006 (by purchase, construction or otherwise) by the Guarantor or any of its Subsidiaries, each of which Liens either

     (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any property of the Guarantor or such Subsidiary other than the property so acquired and improvements thereon; provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a senior financial officer of the Guarantor) of such property at the time such Lien is created; and provided finally, that such Lien attaches to such asset concurrently with or within 18 months of acquisition thereof;

          (vi) Liens on assets related to railcar operating leases (including, but not limited to, car service contracts and cash collateral accounts funded with revenues under such leases) securing obligations of the Borrower, the Guarantor or any Subsidiary under such lease;

          (vii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (A) the execution or other enforcement of such Liens in an aggregate amount exceeding $25,000,000 is effectively stayed and (B) the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (viii) Liens securing Secured Nonrecourse Obligations;

          (ix) in addition to the Liens permitted in the foregoing clauses (i) through (viii) of this Section 5.02(a), Liens incurred in the ordinary course of business of the Guarantor and any of its Subsidiaries, provided that the aggregate amount of Indebtedness secured by Liens pursuant to this clause (ix) shall not at any time exceed $250,000;

          (x) any extension, renewal or replacement, or the combination of, the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property), and

          (xi) additional Liens upon real and/or personal property of the Guarantor or any of its Subsidiaries created after December 11, 2006 so long as Unsecured Debt (as defined below) shall not, at any time, exceed Eligible Assets (as defined below).

          For the purposes of Section 5.02(a)(xi):

          "Eligible Assets" means the difference, as at any date of determination, of the following (each of the following items being the consolidated amounts as reflected in the Guarantor's balance sheet (and/or notes thereto) delivered in accordance with Section 5.01(a)(i) or (ii) hereof): (A) the sum of (i) cash plus (ii) available for sale securities plus (iii) direct financing leases plus (iv) loans plus (v) operating lease assets, facilities and other- net (including progress payments related thereto) plus (vi) 50% of investment in joint ventures plus (vii) assets held (or contracted to be acquired) for sale and lease plus (viii) investment in future residuals minus (B) encumbered assets.

          "Unsecured Debt" means the sum, as at any date of determination, of the following (each of the following items being the consolidated amounts as reflected in the Guarantor's balance sheet (and/or notes thereto) delivered in accordance with Section 5.01(a)(i) or (ii) hereof): (i) commercial paper and bankers acceptances plus (ii) notes payable (including without limitation, any indebtedness payable in respect of borrowings under existing unsecured credit facilities) plus (iii) Capital Lease Obligations plus (iv) senior term notes, so long as, in each case, such item is unsecured.

          (b) Fundamental Changes. (i) The Guarantor will not, and will not permit any Material Subsidiary (other than American Steamship Company) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of


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

any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) the Borrower may merge into the Guarantor, in a transaction in which the Guarantor or the Borrower is the surviving corporation, (B) any Person may merge into the either Loan Party in a transaction in which such Loan Party is the surviving corporation, (C) any Person may merge into any Material Subsidiary in a transaction in which the surviving entity is a Material Subsidiary, (D) any Material Subsidiary may sell, transfer, lease or otherwise dispose of its assets to either Loan Party or to another Material Subsidiary or, in an arm's length transaction, to any other Person and (E) any Material Subsidiary may liquidate or dissolve if the relevant Loan Party, as owner of a majority of the outstanding equity interest of such Material Subsidiary, determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders.

          (ii) The Guarantor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its subsidiaries on June 27, 2005, and businesses reasonably related thereto, including, without limitation, the business of leasing, investing in, financing and selling transportation, industrial and commercial equipment and commercial and other real estate investment property and companies and activities related thereto.

          (c) Transactions with Affiliates. The Guarantor will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) at prices and on terms and conditions not less favorable to the Guarantor or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among the Guarantor and its Subsidiaries not involving any other Affiliate and (iii) any transaction permitted by Section 5.02(b); provided that the foregoing provisions of this Section 5.02(c) shall not prohibit any such Person from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing.

          (d) Restrictive Agreements. The Guarantor will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiary (other than the Borrower, any member of the KVG Group, GATX Rail Canada Corporation and American Steamship Company) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Guarantor or any of its Subsidiaries or to Guarantee Indebtedness of the Guarantor or any of its Subsidiaries; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (B) the foregoing shall not apply to restrictions and conditions existing on June 27, 2005 or any extension or renewal thereof (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition) and (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder. For the purposes of this Section 5.02(d), the term "Subsidiary" does not include any GARC or Single Transaction Subsidiary and "KVG Group" means GATX Rail Austria GmbH, GATX Rail Germany GmbH, GATX Rail Poland Sp. zo.o. and their respective Subsidiaries.

          (e) Fiscal Year. Each of the Borrower and the Guarantor will not permit its fiscal year to end on other than December 31 and for each of is fiscal quarters to end on other than the last day of standard calendar quarters.

          SECTION 5.03. Financial Covenants. Until the Commitments and Letters of Credit have expired or terminated and the principal and interest on each Advance and all fees payable hereunder have been paid in full the Guarantor covenants and agrees with the Lenders that:

          (a) Net Worth. The Guarantor will not permit its Net Worth to be, as at the end of any fiscal quarter, less than $800,000,000 and

          (b) Fixed Charge Coverage. The Guarantor will not permit its Fixed Charge Coverage Ratio, as at any fiscal quarter end, to be less than 1.20 to 1.

     For the purposes of this Section 5.03(b),

          "Cash Flow" means, for any period, the sum, for the Guarantor and its consolidated Subsidiaries, of the following: (i) net income, (ii) income taxes, (iii) non-cash provisions for, or actual write-offs of, assets (without duplication in respect of any prior period) and (iv) Fixed Charges.

          "Fixed Charge Coverage Ratio" means, for any day, the ratio of (i) Cash Flow for the period of four consecutive fiscal quarters of the Guarantor ending on or most recently ended prior to such day to (ii) Fixed Charges for such period.

          "Fixed Charges" means the sum, for any period for the Guarantor and its consolidated Subsidiaries, of the following: (i) Interest Expense plus
     (ii) estimate of that portion of minimum rents under operating leases representing the interest factor.

          "Interest Expense" means, for any period, the sum, for the Guarantor and its consolidated Subsidiaries, of the following: (i) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of or interest on any Advance or any fee or any other amount payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days;

          (b) any representation or warranty made or deemed made by or on behalf of a Loan Party or any Subsidiary (i) in this Agreement or any amendment or modification hereof or (ii) in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

          (c) either of the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(b), (c) (with respect to such Loan Party's existence) or (h) or in Sections 5.02 or 5.03;

          (d) either of the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Section 6.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent (given at the request of any Lender) to either of the Loan Parties;

          (e) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and after any applicable grace and/or notice period;

          (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period and/or notice period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Guarantor or any Material Subsidiary (other than a Single Transaction Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Guarantor or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower, the Guarantor or any Material Subsidiary (other than a Single Transaction Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 6.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or the Guarantor or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower, the Guarantor or any Material Subsidiary (other than a Single Transaction Subsidiary) shall become unable, admit in writing or fail generally to pay its debts (other than Secured Nonrecourse Obligations) as they become due;

          (j) one or more judgments for the payment of money (other than in respect of Secured Nonrecourse Obligations) in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, the Guarantor or any Material Subsidiary (other than a Single Transaction Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, the Guarantor or any such Material Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l) a Change in Control shall occur; or

          (m) Article VII of this Agreement shall cease to be an enforceable obligation of the Guarantor or the Guarantor shall so assert in writing, except as a result of the operation of Section 9.06 hereof;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (other than the Commitments to make Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)), and thereupon the Commitments shall terminate immediately, and (ii) declare the Advances then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Advances so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments (other than the Commitments to make Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) shall automatically terminate and the principal of the Advances then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Lenders having at least 51% of the Revolving Credit Commitments. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After (i) no Event of Default shall be continuing or (ii) all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such LC Cash Collateral Account shall be returned to the Borrower.

                                   ARTICLE VII

                                    GUARANTY

          SECTION 7.01. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrower now or hereafter existing under or in respect of this Agreement, the Note and any Letter of Credit Agreement (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any of the other Guaranteed Parties in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any of the Guaranteed Parties under or in respect of this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          SECTION 7.02. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Guaranteed Parties with respect thereto. The liability of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect to this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise pursuant to the terms of this Agreement;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect to this Agreement or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of any Guaranteed Party to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to such Guaranteed Party (the Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Borrower or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Guaranteed Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 7.03. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

          (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any of the Guaranteed Parties that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

          (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any of the Guaranteed Parties to disclose to the Guarantor any matter, fact or thing relating to the business, condition


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

(financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by such Guaranteed Party.

          (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any of the Guaranteed Parties against the Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement,
(b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit such amount shall be received and held in trust for the benefit of the of the Guaranteed Parties, shall be segregated from other property and funds of the Guarantor and shall promptly be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising. If (i) the Guarantor shall make payment to any of the Guaranteed Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Guaranteed Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Agreement.

          SECTION 7.05. Continuing Guaranty; Assignments. This guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any of the Guaranteed Parties may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of this Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Guaranteed Parties.

                                  ARTICLE VIII

                                    THE AGENT

          SECTION 8.01. Authorization and Action. Each Lender (in its capacity as a Lender and an Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Loan Party or the existence at any time of any Default or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. CUSA and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

          SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. Indemnification. (a) The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower or the Guarantor) from and against such Lender's pro rata share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05(a) applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party. For purposes of this Section 8.05(a), the Lenders' respective pro rata shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Advances outstanding at such time and owing to the respective Lenders, (ii) their respective pro rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Revolving Credit Commitments at such time.

          (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrower or the Guarantor) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower or the Guarantor.

          (c) The failure of any Lender to reimburse the Agent or the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent or the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or the Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or an Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent, so long as no Event of Default has occurred and is continuing, of any Loan Party, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 8.07. Other Agents. Each Lender hereby acknowledges that neither the co-documentation agents nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS


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

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and (with respect to amendments) the Borrower and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
(i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that is directly affected by such amendment, waiver or consent, (i) other than as provided in
Section 2.18, increase the Commitments of such Lenders (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder to such Lender or (ii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to such Lender; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note, (y) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Banks in their capacities as such under this Agreement, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

          SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Borrower or the Guarantor, at its address at 500 West Monroe Street, Chicago, Illinois 60661, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent, provided that materials required to be delivered pursuant to
Section 5.01(a) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the Borrower by the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when received. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) So long as CUSA or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(a) may be delivered to the Agent in an electronic medium in a format reasonably acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com and shall deliver in written form such materials to any Lender that so requests in writing. Each Loan Party agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). Each Loan Party acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

          (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent (supported by invoices) in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation and duplication expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses (supported by invoices) of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Liability relating in any way to the Borrower or any of its Subsidiaries, in each case except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equity holders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, and the Lenders and the Agent agree not to assert any such claim against the Borrower, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits (including the Applicable Margin)), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) Without prejudice to the survival of any other agreement of any Loan Party hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. In the event that either Loan Party merges into the other Loan Party, by operation of law or otherwise, such surviving Loan Party will continue to remain subject to all terms and conditions of this Agreement and the Notes, and such references set forth in this Agreement and the Notes to the "Loan Party", "Borrower" and/or "Guarantor" will refer solely to the surviving Loan Party to such merger and
Article VII of this Agreement shall cease to be in effect.

          SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14 or a suspension of Eurodollar Rate Advances pursuant to
Section 2.12 and only if no Event of Default has occurred and is continuing) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its undrawn Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the undrawn Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the applicable Assignment and Acceptance) shall in no event be less than $1,000,000, unless, in each case, the Borrower and the Agent otherwise agree,
(iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and
(vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (d) The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement

(including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Borrower Information relating to the Borrower received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08. Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Borrower furnished to the Agent or the Lenders by or on behalf of the Borrower or the Guarantor (such information being referred to collectively herein as the "Borrower Information"), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein),
(ii) to the extent requested by any regulatory or self-regulatory authority,
(iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement,
(v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Borrower and
(viii) with the consent of the Borrower.

          SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Loan Party hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent") and each Loan Party hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Loan Party hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Loan Party at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.12. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

          SECTION 9.13. Patriot Act. Each Lender hereby notifies the Borrower and the Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the "Loan Parties"), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

          SECTION 9.14. Waiver of Jury Trial. Each of the Borrower, the Guarantor, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        GATX FINANCIAL CORPORATION


                                        By
                                           -------------------------------------
                                        Title: Vice President and Treasurer


                                        CITICORP USA, INC.,
                                        as Administrative Agent and Lender


                                        By
                                           -------------------------------------
                                        Title: Vice President


                              Co-Syndication Agents

                                        JPMORGAN CHASE BANK, N.A.


                                        By
                                           -------------------------------------
                                        Title: Managing Director


                                        BANK OF AMERICA, N.A.


                                        By
                                           -------------------------------------
                                        Title: Senior Underwriter


                             Co-Documentation Agents

                                        CALYON NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                        Title: Managing Director


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Title: First Vice President

                                    Co-Agents

                                        BAYERISCHE LANDESBANK


                                        By
                                           -------------------------------------
                                        Title: First Vice President


                                        By
                                           -------------------------------------
                                        Title: Senior Vice President


                                        HARRIS NESBITT FINANCING INC.


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                        KEYBANK NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Title: Senior Vice President


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                     Lenders

                                        PNC BANK, N.A.


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                        MIZUHO CORPORATE BANK, LTD.


                                        By
                                           -------------------------------------
                                        Title: Senior Vice Presient


                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                        By
                                           -------------------------------------
                                        Title: Assistant Vice President


                                        THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                        Title: Vice President

                              Initial Issuing Banks

                                        THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                        Title: Vice President


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Title: First Vice President

                                                                      SCHEDULE I
                                                      GATX FINANCIAL CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

                             Revolving                    Letter of
                               Credit      Swing Line       Credit
Name of Initial Lender       Commitment    Commitment     Commitment     Domestic Lending Office       Eurodollar Lending Office
----------------------      ------------   -----------   -----------   ---------------------------   ----------------------------
Bank of America, N.A.       $ 75,000,000   $         0   $         0

The Bank of New York        $  15,00,000   $         0   $35,000,000   One Wall Street               One Wall Street
                                                                       New York, NY 10286            New York, NY 10286
                                                                       Attn: K Kanhai-Ali            Attn: K Kanhai-Ali
                                                                       T: 212 635-8208               T: 212 635-8208
                                                                       F: 212 635-7926               F: 212 635-7926

Bayerische Landesbank       $ 37,500,000   $         0   $         0   560 Lexington Avenue          560 Lexington Avenue
                                                                       New York, NY 10022            New York, NY 10022
                                                                       Attn: Richard Jackson         Attn: Richard Jackson
                                                                       T: 212 230-9088               T: 212 230-9088
                                                                       F: 212 230-9117               F: 212 230-9117

Calyon New York Branch      $ 45,000,000   $         0   $         0   1301 Avenue of the Americas   1301 Avenue of the Americas
                                                                       New York, NY 10019            New York, NY 10019
                                                                       Attn: Agnes Castillo          Attn: Agnes Castillo
                                                                       T: 212 261-7669               T: 212 261-7669
                                                                       F: 212 569-3180               F: 212 569-3180

Citicorp USA, Inc.          $100,000,000   $30,000,000   $         0   Two Penns Way                 Two Penns Way
                                                                       New Castle, DE 19720          New Castle, DE 19720
                                                                       Attn: David Graber            Attn: David Graber
                                                                       T: 302 894-6034               T: 302 894-6034
                                                                       F: 212 994-0961               F: 212 994-0961

Harris Nesbitt Financing
   Inc.                     $ 27,500,000   $         0   $         0   115 S. LaSalle Street, #12W   115 S. LaSalle Street, #12W
                                                                       Chicago, IL 60603             Chicago, IL 60603
                                                                       Attn: Elizabeth Moran         Attn: Elizabeth Moran

JPMorgan Chase Bank, N.A.   $ 75,000,000   $         0   $         0   111 Fannin Avenue             111 Fannin Avenue
                                                                       10th Floor                    10th Floor
                                                                       Houston, TX 77002             Houston, TX 77002
                                                                       Attn: Candace Grayson         Attn: Candace Grayson
                                                                       T: 713 750-7904               T: 713 750-7904
                                                                       F: 713 750-2938               F: 713 750-2938

KeyBank National
   Association              $ 27,500,000   $         0   $         0   601 108th Avenue, 5th Floor   601 108th Avenue, 5th Floor
                                                                       Bellevue, WA 98004            Bellevue, WA 98004
                                                                       Attn: James Teichman          Attn: James Teichman
                                                                       T: 425 709-4574               T: 425 709-4574
                                                                       F: 425 709-4587               F: 425 709-4587

LaSalle Bank National
   Association              $ 45,000,000   $         0   $15,000,000   135 South LaSalle Street      135 South LaSalle Street
                                                                       Chicago, IL 60603             Chicago, IL 60603
                                                                       Attn: Marie Wartinbee         Attn: Marie Wartinbee
                                                                       T: 312 904-6434               T: 312 904-6434
                                                                       F: 312 904-2982               F: 312 904-2982

Mizuho Corporate Bank,
   Ltd.                     $  15,00,000   $         0   $         0   1251 Avenue of the Americas   1251 Avenue of the Americas
                                                                       New York, NY 10020            New York, NY 10020

Norddeutsche Landesbank     $  15,00,000   $         0   $         0   1114 Avenue of the Americas   1114 Avenue of the Americas
Girozentrale                                                           37th Floor                    37th Floor
                                                                       New York, NY 10036            New York, NY 10036
                                                                       Attn: Stephen Hunter          Attn: Stephen Hunter
                                                                       T: 212 812-6803               T: 212 812-6803
                                                                       F: 212 812-6860               F: 212 812-6860

PNC Bank, N.A.              $ 20,000,000   $         0   $         0   249 Fifth Avenue              249 Fifth Avenue
                                                                       3rd Floor                     3rd Floor
                                                                       Pittsburgh, PA 15222          Pittsburgh, PA 15222

U.S. Bank National
   Association              $ 27,500,000   $         0   $         0   400 City Center               400 City Center
                                                                       OS-WI-CCCL                    OS-WI-CCCL
                                                                       Oshkosh, WI 54901             Oshkosh, WI 54901
                                                                       Attn: Connie Sweeney          Attn: Connie Sweeney
                                                                       T: 920 237-7604               T: 920 237-7604
                                                                       F: 920 237-7993               F: 920 237-7993
                            ------------   -----------   -----------
Total:                      $525,000,000   $30,000,000   $50,000,000
                            ============   ===========   ===========

                                                             EXHIBIT A - FORM OF
                                                                            NOTE

U.S.$_______________                               Dated:  _______________, 200_


          FOR VALUE RECEIVED, the undersigned, GATX FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances (as defined below) made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of June 27, 2005 among the Borrower, GATX Corporation, a New York corporation, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to CUSA, as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                        GATX FINANCIAL CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                              ------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                      AMOUNT OF
       AMOUNT OF   PRINCIPAL PAID   UNPAID PRINCIPAL   NOTATION
DATE    ADVANCE      OR PREPAID         BALANCE         MADE BY
----   ---------   --------------   ----------------   --------


                                                   EXHIBIT B - FORM OF NOTICE OF
                                                                       BORROWING

Citicorp USA, Inc., as Agent
   for the Lenders parties
   to the Credit Agreement
   referred to below
   Two Penns Way
   New Castle, Delaware 19720
                                                   [Date]

          Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

          The undersigned, GATX Financial Corporation, refers to the Amended and Restated Credit Agreement, dated as of June 27, 2005 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, GATX Corporation, a New York corporation, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section
2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.02(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is _______________,
               200_.

          (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

          (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $_______________.

          (v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ [week[s]] [month[s]].]

          The Guarantor hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in subsection
     (d)(ii) thereof and in subsection (f) thereof) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                                        Very truly yours,

                                        GATX FINANCIAL CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                        Guarantor:


                                        GATX CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Amended and Restated Credit Agreement dated as of June 27, 2005 (as amended or modified from time to time, the "Credit Agreement") among GATX FINANCIAL CORPORATION, a Delaware corporation (the "Borrower"), GATX Corporation, a New York corporation (the "Guarantor"), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities on Schedule I hereto together with, in the case of an assignment of a Revolving Credit Commitment, participations in Letters of Credit held by the Assignor on the date hereof. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, [respectively,] as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Revolving Credit Facility

   Percentage interest assigned:                                   ______%

   Assignee's Revolving Credit Commitment:                        $______

   Aggregate outstanding principal amount of Advances assigned:   $______

   Principal amount of Note payable to Assignee:                  $______

   Principal amount of Note payable to Assignor:                  $______

Letter of Credit Facility

   Percentage interest assigned:                                   ______%

   Assignee's Letter of Credit Commitment:                        $______

   Effective Date*: _______________, 200_

                                        [NAME OF ASSIGNOR], as Assignor


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:                , 200
                                               ---------------     -

                                        [NAME OF ASSIGNEE], as Assignee


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:                , 200
                                               ---------------     -

                                        Domestic Lending Office:
                                                [Address]

                                        Eurodollar Lending Office:
                                                [Address]

----------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
           day of              , 200
----------        -------------     -

CITICORP USA, INC., as Agent


By
   ----------------------------------
Title:
       ------------------------------

[Approved this __________ day
of _______________, 200_


GATX FINANCIAL CORPORATION


By                                 ]*
   ----------------------------------
Title:
       ------------------------------


----------
**   Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee".

*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee".

                                                             EXHIBIT D - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER

                                [Effective Date]

To the Lenders parties to the
Credit Agreement referred to below and
Citicorp USA, Inc., as Agent
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

I have acted as counsel to GATX Financial Corporation, a Delaware corporation (the "Company") in connection with the Amended and Restated Credit Agreement dated as of June 27, 2005 (the "Credit Agreement") among the Company, the Lenders as defined in the Credit Agreement, and Citicorp USA, Inc., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

In my capacity as such counsel, I or other attorneys of the Company have examined the Credit Agreement, as well as originals, or copies certified or otherwise identified to my satisfaction, of such other records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed the genuineness of all documents submitted to me as originals, and the conformity to the originals of all documents submitted to me as copies.

Based upon the foregoing , it is my opinion that:

          (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Credit Agreement and all certificates, documents, instruments, and agreements delivered under or in connection with the Credit Agreement, (i) have been properly authorized by all necessary corporate action, (ii) do not require the approval of any holder of shares, stocks, bonds, debentures or other securities outstanding under any agreement, indenture or other instrument to which the Company is a party or by which the Company or its property may be charged or affected and (iii) have been duly executed and delivered on behalf of the Company;

          (c) The execution and delivery of the Credit Agreement and all certificates, documents, instruments, and agreements delivered under or in connection with the Credit Agreement, or the fulfillment of their respective terms, conditions, and provisions, or the consummation of the transactions contemplated by the Agreements are within the Company's corporate powers and do not and will not (i) constitute a breach of any existing and outstanding contractual or other obligation of the Company, (ii) violate any provision of the charter or by-laws of the Company,
               (iii) require the approval or the giving of prior notice to any government, government agency, ministry, bureau or commission, whether domestic or foreign, (iv) constitute a default under or contravene any provisions of any agreement, indenture or other instrument to which the Company is a party or by which the Company or its property is bound, (v) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Company or (vi) constitute a violation by the Company of any law, order or regulation applicable to the Company; and

          (d) If the Credit Agreement were to be governed by the law of the State of Illinois, the Credit Agreement and all certificates, documents, instruments, and agreements delivered under or in connection with the Credit Agreement, would constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective provisions, subject to (i) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
               (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing, and
               (ii) all applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, decrees or regulations affecting the enforcement of creditor's rights generally.

          (e) To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or the consummation of the transactions contemplated thereby or, except the Disclosed Litigation, that are likely to have a materially adverse effect upon the financial condition or operations of the Company or any of its Subsidiaries.

          (f) I express no opinion as to whether a Federal or state court outside the State of New York would give effect to the choice of New York law provided for in the Credit Agreement.

I am licensed to practice in the State of Illinois. I express no opinion on the law of any other jurisdiction other than law of the State of Illinois, the General Corporation law of the state of Delaware and the federal laws of the United States.


                                        2